UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2013

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of	Commission File Number	(I.R.S. Employer Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:        (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Transaction Overview

On March 19, 2013, AmerisourceBergen Corporation (the “Company”) announced that it is entering into a strategic, long-term relationship with Walgreen Co. (“Walgreens”) and Alliance Boots GmbH (“Alliance Boots”), which includes: a ten-year comprehensive primary pharmaceutical distribution arrangement; access to generic drugs and related pharmaceutical products through the Walgreens Boots Alliance Development joint venture (“WBAD”); and opportunities to accelerate the Company’s efforts to grow its specialty and manufacturer services businesses domestically and internationally.  In furtherance of the strategic relationship, Walgreens and Alliance Boots have been granted rights to purchase up to 19,859,795 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in open market transactions, up to 22,696,912 shares of Common Stock pursuant to a warrant with an exercise price of $51.50 and 22,696,912 shares of Common Stock pursuant to a warrant with an exercise price of $52.50, all of which is described in greater detail below.  The parties have also agreed to discuss the possibility of exploring several international opportunities.

The Framework Agreement

In connection with the strategic, long-term relationship, the Company, Walgreens and Alliance Boots entered into a Framework Agreement, dated as of March 18, 2013 (the “Framework Agreement”).  Under the Framework Agreement, the Company has granted Walgreens and Alliance Boots the right to purchase an equity position in the Company through open market transactions and issued warrants to wholly-owned subsidiaries of each of Walgreens and Alliance Boots.  The Framework Agreement also addresses the overall structure of the transactions between the parties (as described in more detail below).  The following description of the Framework Agreement is qualified in its entirety by reference to the full text of the Framework Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Framework Agreement provides, among other things, that Walgreens (or any of its wholly-owned subsidiaries, or Alliance Boots or any of its wholly-owned subsidiaries) has the right to acquire in open market transactions up to 19,859,795 shares of Common Stock (such shares, the “Initial Open Market Shares”), which represents approximately 7% of the outstanding Common Stock on a fully-diluted basis, assuming exercise in full of the Warrants (as defined below).  The Framework Agreement also provides that, if at any time during the period when Warrant 1 (as defined below) is exercisable the market price of Common Stock is less than the then-applicable exercise price of Warrant 1, the holders of Warrant 1 shall have the right to acquire (either directly or through Walgreens or Alliance Boots or either of their wholly-owned subsidiaries) in open market transactions up to an aggregate total of 14,185,570 additional shares of Common Stock (the “Additional Open Market Shares”, and together with the Initial Open Market Shares, the “Open Market Purchase Rights”), which represents approximately 5% of the outstanding Common Stock on a fully-diluted basis, assuming exercise in full of the Warrants.  The number of Initial Open Market Shares and Additional Open Market Shares Walgreens and Alliance

Boots are entitled to purchase is subject to adjustment for stock splits, stock dividends, reclassifications and certain issuances of Common Stock (or securities convertible into or exercisable for Common Stock).  The number of shares issuable upon the exercise of Warrant 1 is reduced on a one-for-one basis by acquisitions of Additional Open Market Shares.

The purchase of the Initial Open Market Shares and the Additional Open Market Shares and the exercise of the Warrants (the “Equity Transactions”) are subject to the receipt of certain approvals required under U.S. and foreign antitrust laws, including the expiration or early termination of the applicable waiting periods required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

In the event that (1) antitrust approval for the Equity Transactions is not received within one year of the initial filings made pursuant to the HSR Act, or (2) any other antitrust approval necessary to allow Walgreens and/or Alliance Boots to acquire up to 25% of the Common Stock is not obtained within one year of the applicable filing, then:

•                  the Company may cancel any unexercised Warrants and Open Market Purchase Rights;

•                  Walgreens may cause the term of the distribution arrangement (the “Distribution Agreement”) to be reduced to the greater of (A) a four-year term and (B) two years from the date it elects to exercise this termination right; and

•                  either the Company or WBAD may terminate the Company’s access to generic drugs and related pharmaceutical products through WBAD (the agreement governing such relationship, the “Generics Agreement”).

In the event that other antitrust approvals are required to complete the Equity Transactions and such approvals are not received within one year of the applicable filing, the Investors (as defined below) can offer to sell to the Company the portion of Warrant 2 (as defined below) that cannot be exercised by the Investors.  If the Company does not elect to purchase the relevant portion of Warrant 2, the Investors will be free to sell such portion of Warrant 2 to a third party.

If at any time the Generics Agreement has been terminated (1) by the Company because of a material breach by, or insolvency of, WBAD or (2) by mutual agreement of the Company and WBAD or for certain legal reasons, the Company may cancel any unexercised Warrants and Open Market Purchase Rights.  In the case of the foregoing clause (2), if the Company cancels any unexercised Warrants and Open Market Purchase Rights, Walgreens may cause the term of the Distribution Agreement to be reduced to the greater of (A) a four-year term and (B) two years from the date it elects to exercise this termination right.

In addition, in the event that the Distribution Agreement is terminated by Walgreens because of a material breach by the Company, the Framework Agreement provides for the manner in which the transactions contemplated by the Framework Agreement will be unwound.

The Framework Agreement includes customary representations and warranties and covenants of the Company, Walgreens and Alliance Boots.

The Shareholders Agreement

Pursuant to the Framework Agreement and in connection with the long-term, strategic relationship with Walgreens and Alliance Boots, the Company, Walgreens and Alliance Boots have entered into the AmerisourceBergen Corporation Shareholders Agreement, dated as of March 18, 2013 (the “Shareholders Agreement”).  The following description of the Shareholders Agreement is qualified in its entirety by reference to the full text of the Shareholders Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Shareholders Agreement sets forth certain governance arrangements and contains various provisions relating to the acquisition of additional equity interests in the Company, prohibitions on taking certain actions relating to the Company, stock purchase rights, transfer restrictions, board representation, voting arrangements, registration rights and other matters.

Pursuant to the Shareholders Agreement, upon Walgreens and Alliance Boots, together with their respective wholly-owned subsidiaries and a newly-formed entity jointly owned by Walgreens and Alliance Boots for the purpose of acquiring and holding the Company’s Common Stock (collectively, the “Investors”), collectively owning 5% or more of the Common Stock, Walgreens will be entitled to designate one director to the Board of Directors of the Company (the “Board”).  In addition, upon the later to occur of (1) the exercise in full of Warrant 1 (as defined below) and (2) the acquisition in full by the Investors of the Initial Open Market Shares, Walgreens will be entitled to designate a second director to the Board.  If the Investors divest equity securities of the Company such that they collectively own less than 14%, but at least 5%, of the Common Stock, Walgreens will no longer be entitled to designate two directors to the Board and will only be entitled to designate one director to the Board.  If the Investors divest equity securities of the Company such that they collectively own less than 5% of the Common Stock, Walgreens will no longer be entitled to designate any directors to the Board.

For so long as Walgreens has the right to designate a director to the Board, subject to certain exceptions, including matters related to acquisition proposals, the Investors will be obligated to vote all of their shares of Common Stock in accordance with the recommendation of the Board on all matters submitted to a vote of the Company’s stockholders (including the election of directors).

The Shareholders Agreement contains, among other things, certain restrictions on the Investors’ ability to transfer the Warrants and their shares of Common Stock.  Subject to certain exceptions, including certain transfers among each other and/or with their respective wholly-owned subsidiaries, the Investors cannot transfer:

•                  the Warrants at any time (other than a portion of Warrant 2 as described above under the discussion of the Framework Agreement);

•                  any Initial Open Market Shares until the expiration of Warrant 1;

•                  any Additional Open Market Shares until the earlier of (1) the two-year anniversary of the latest of (x) the exercise in full of Warrant 1, (y) the expiration of Warrant 1 and (z) the last purchase of Additional Open Market Shares by the Investors and (2) the irrevocable commitment by each of Walgreens and Alliance Boots not to exercise Warrant 2;

•                  any shares issued upon the exercise of Warrant 1 until the earlier of (1) the two-year anniversary of the latest of (x) the exercise in full of Warrant 1, (y) the expiration of Warrant 1, and (z) the last purchase of Additional Open Market Shares by the Investors and (2) the irrevocable commitment by each of Walgreens and Alliance Boots not to exercise Warrant 2; or

•                  any shares issued upon the exercise of Warrant 2 until the later of the one-year anniversary of (1) the exercise in full of Warrant 2 and (2) the expiration of Warrant 2.

In addition, the Shareholders Agreement further provides that Walgreens and Alliance Boots cannot transfer Common Stock or other voting securities:

•                  (1) in transactions in which any person or group would acquire more than 5% of the Common Stock or (2) (x) to any person or group (other than activist investors) if after such transfer such person or group would own 10% or more of the Common Stock or (y) to any activist investor if after such transfer such activist investor would own 5% or more of the Common Stock;

•                  on any day, an amount greater than 10% of the Company’s 20-day average daily trading volume; or

•                  to any prohibited transferee on an enumerated list.

The Shareholders Agreement also contains certain standstill provisions that, among other things, and subject to certain exceptions, prohibit the Investors and their respective affiliates from acquiring additional shares of Common Stock.  Among other things, the standstill provisions provide that the Investors cannot acquire any shares of Common Stock, other than (a) the Initial Open Market Shares, (b) the Additional Open Market Shares, (c) pursuant to the exercise of the Warrants, (d) pursuant to the exercise of preemptive rights (described below), (e) pursuant to the reinvestment of dividends or (f) pursuant to certain transfers among the Investors.  In the case of acquisitions pursuant to clauses (a), (b), (d), (e) and (f), the standstill provisions further provide that the Investors’ collective beneficial ownership of shares of Common Stock as a percentage of the Common Stock is not permitted to exceed 30% of the issued and outstanding Common Stock (the “Ultimate Standstill Level”).  In the event that (1) the Company conducts share repurchases that cause, or (2) the Investors exercise the Warrants in a manner that causes, in either case, the Investors’ collective beneficial ownership of Common Stock to exceed the Ultimate Standstill Level, the Company may require the Investors to sell Common Stock to the Company, at a market price determined pursuant to the Shareholders Agreement, such that their collective ownership no longer exceeds the Ultimate Standstill Level.

In addition, the standstill provisions prohibit, among other things and subject to certain exceptions, the Investors from entering into voting agreements or granting a proxy to any other person; participating or engaging in a proxy solicitation with respect to the Company; seeking to control or influence the management or policies of the Company; or entering into or proposing a merger, business combination or other similar extraordinary transaction involving the Company.

The foregoing restrictions do not prohibit the Investors from, subject to certain requirements, making private proposals to the Company subject to the approval of the Company’s Board of Directors, or competing with third-party acquisition proposals.   In the event that a third party makes an acquisition proposal for between 30% and 50% of the Company, then the Investors can make a competing acquisition proposal for either (1) all of the Company or (2) between 30% and 50% of the Company, provided that, in the case of clause (2), the Investors will not own more than 49% of the Company following such transaction.  In addition, in the event that a third party makes an acquisition proposal for more than 50% of the Company, then the Investors can make a competing proposal to acquire at least 30% of the Company (each of the foregoing permitted competing acquisition proposals, a “Qualifying Public Acquisition Proposal”).

The Shareholders Agreement also provides that from and after the expiration of the transfer restrictions set forth in the Shareholders Agreement, the Investors will be granted customary registration rights with respect to Common Stock.

In addition, pursuant to the terms of the Shareholders Agreement, Walgreens and Alliance Boots will have preemptive rights to purchase their respective proportionate share of equity securities in future issuances of equity securities by the Company.  These purchase rights will not apply to issuances in connection with conversions of certain convertible securities, equity compensation plan awards and certain other types of issuances.

The Shareholders Agreement will, subject to certain exceptions, terminate when the Investors’ collective beneficial ownership of Common Stock decreases to less than 5%.

The Warrants

On March 18, 2013, the Company issued to wholly-owned subsidiaries of each of Walgreens and Alliance Boots (1) a Warrant to purchase 22,696,912 shares of Common Stock (collectively, “Warrant 1”) and (2) a Warrant to purchase an additional 22,696,912 shares of Common Stock (collectively, “Warrant 2”, and together with Warrant 1, the “Warrants”), which together represent approximately 16% of the outstanding Common Stock on a fully-diluted basis, assuming exercise in full of the Warrants.  The following description of the Warrants is qualified in its entirety by reference to the full text of Warrant 1 and Warrant 2, which are attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, and are incorporated herein by reference.

Warrant 1 is exercisable in whole or in part and from time to time during a period of six months, beginning on March 18, 2016, at an exercise price of $51.50 per share of Common Stock.  Warrant 2 is exercisable in whole or in part and from time to time during a period of six months, beginning on March 18, 2017, at an exercise price of $52.50 per share of the Common Stock.

If the Company enters into an agreement with a third party other than an Investor, recommends that stockholders tender in response to a tender or exchange offer made by a third party other than an Investor or fails to recommend within the ten-business day period specified in Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended, that stockholders reject a tender or exchange offer made by a third party other than an Investor (any of the foregoing transactions, an “Acceleration Transaction”), and, in response to the foregoing, an Investor has made a

Qualifying Public Acquisition Proposal, then the Warrants become exercisable on (1) if the completion of the applicable Acceleration Transaction or Qualifying Public Acquisition Proposal requires stockholder approval, five business days before the applicable record date or (2) if such Acceleration Transaction or Qualifying Public Acquisition Proposal is structured as a tender/exchange offer, five business days before the initial expiration date of such tender/exchange offer.  In addition, subject to certain exceptions, the Warrants become exercisable if the Company issues, authorizes the issuance of or agrees to issue voting securities other than Common Stock.  Further, if a third party consummates an acquisition with respect to 30% or more of the Company, the Warrants will be accelerated and become exercisable immediately prior to such consummation.

The exercise prices and the number of shares issuable upon exercise of the Warrants are subject to antidilution adjustments for stock splits, stock dividends, reclassifications, noncash distributions, extraordinary cash dividends, certain above-market repurchases of Common Stock, business combination transactions and certain issuances of Common Stock (or securities convertible into or exercisable for Common Stock ) at a price (or having a conversion or exercise price) that is less than the market price of the Common Stock.

Subject to the terms of the Framework Agreement, the Warrants can be canceled by the Company if required regulatory approvals are not received within specified time periods.

The securities and the issuance of Common Stock in connection with the exercise of the Warrants, which is subject to the terms and conditions set forth in the Warrants, the Shareholders Agreement and the Framework Agreement, have not been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and rules and regulations of the Commission promulgated thereunder.  The Warrants were issued only to a wholly-owned subsidiary of Walgreens and a wholly-owned subsidiary of Alliance Boots in connection with the transactions contemplated by the Framework Agreement.  This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.02.  Unregistered Sales of Equity Securities

The information described under “Transaction Overview” and “The Warrants” in Item 1.01 above is incorporated herein by reference.

Item 3.03.  Material Modifications to Rights of Security Holders

The information described under Item 1.01 and Item 3.02 above is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure

Press Release

On March 19, 2013, the Company issued a news release announcing its entry into a long-term, strategic relationship with Walgreens and Alliance Boots.  A copy of the news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference

AmerisourceBergen Corporation’s Cautionary Note Regarding Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy”, “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances.  These forward-looking statements are not guarantees of future performance, are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated, and are subject to risks and uncertainties, including: the failure to obtain the required U.S. and foreign antitrust regulatory approvals for the equity investments by Walgreens and Alliance Boots in AmerisourceBergen, the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of the transaction documents, including, among others, the Distribution Agreement or the Generics Agreement, an impact on AmerisourceBergen’s earnings per share resulting from the exercise of the Warrants, the disruption of AmerisourceBergen’s plans and operations as a result of the transaction, the inability to realize anticipated synergies, including synergies resulting from participation in the Walgreens Boots Alliance Development GmbH joint venture, potential operating dis-synergies, disruption resulting from potential vendor, payor and customer reaction to the transaction, the inability to achieve anticipated financial results, unexpected costs, fees, expenses and charges incurred by AmerisourceBergen related to the transaction, the disruption of AmerisourceBergen’s cash flow and ability to return value to its stockholders in accordance with its past practices, risks associated with international business operations, changes in vendor, payer and customer relationships and terms, the reduction of AmerisourceBergen’s operational, strategic or financial flexibility, and other factors described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, AmerisouceBergen does not undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  The following Exhibits are provided as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

4.1	Warrant issued on March 18, 2013.

4.2	Warrant issued on March 18, 2013.

4.3	Warrant issued on March 18, 2013.

4.4	Warrant issued on March 18, 2013.

10.1	Framework Agreement, dated as of March 18, 2013, by and among the Company, Walgreen Co. and Alliance Boots GmbH.

10.2	Shareholders Agreement, dated as of March 18, 2013, by and among the Company, Walgreen Co. and Alliance Boots GmbH.

99.1	News Release, dated March 19, 2013, of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: March 19, 2013	By:	/s/ Tim G. Guttman
Name: Tim G. Guttman
Title: Senior Vice President and Chief Financial Officer